Exhibit 99.2

I-85 Advertising, LLC
(a Georgia Limited Liability Company)

Unaudited Financial Statements

For the Six Months Ended June 30, 2015 and 2014

I-85 ADVERTISING, LLC
(a Georgia Limited Liability Company)

Balance Sheets
Unaudited

ASSETS

	June 30,	December 31,
	2015	2014

Current Assets:
Cash	$4,240	$-

Total Current Assets	4,240	-

Property and Equipment:
Structures and displays	577,356	514,722
Accumulated depreciation	(10,064)	(1,716)

Total Property and Equipment, net	567,292	513,006

Total Assets	$571,532	$513,006

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Accounts payable, related party	$5,451	$1,530
Deferred revenue	8,500	-

Total Current Liabilities	13,951	1,530

Members' Equity	557,581	511,476

Total Liabilities and Members' Equity	$571,532	$513,006
See accompanying notes to the unaudited financial statements.

I-85 ADVERTISING, LLC
(a Georgia Limited Liability Company)

Statements of Operations and Members' Equity
Unaudited

	For the Three Months Ended	For the Three Months Ended	For the Six Months Ended	For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Revenues:
Billboard rentals	$14,240	-	$26,140	-

Costs and Expenses:
Depreciation	5,487	-	8,348	-
Ground rents, related party	2,136	-	3,921	-
Repairs and maintenance	2,538	-	2,538	175
Legal and professional	-	-	274	-
Advertising	-	-	-	500

Total Costs and Expenses	10,161	-	15,081	675

Net Income (loss)	4,079	-	11,059	(675)

Members' Equity, Beginning of Period	522,130	253,653	514,876	206,723
Contributions from member	65,172	18,232	65,446	65,837
Accounts receivable, related party	(23,800)	-	(23,800)	-
Receivable from related party	(10,000)	-	(10,000)	-

Members' Equity, End of Period	$557,581	$271,885	$557,581	$271,885
See accompanying notes to the unaudited financial statements.

I-85 ADVERTISING, LLC
(a Georgia Limited Liability Company)

Statement of Cash Flows
Unaudited

	For the Six Months Ended
	June 30,
	2015	2014

Cash Flows from Operating Activities:
Net Income (Loss)	$11,059	$(675)
Adjustment for rentals to related party	(20,400)	-
Adjustment for expenses paid by related party	2,812	-
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	8,348	-
Changes in operating assets and liabilities:
Accounts payable, related party	3,921	675
Deferred revenue	8,500	-

Net Cash Provided in Operating Activities	14,240	-

Cash Flows from Financing Activities:
Receivable from related party	(10,000)	-

Net Cash Used in Financing Activities	(10,000)	-

Net Increase in Cash	4,240	-

Cash, Beginning of Period	-	-

Cash, End of Period	$4,240	$-

Interest Paid in Cash	$-	$-

Income Taxes Paid in Cash	$-	$-

Supplemental Schedules of Non-cash Financing Activities

	For the Six Months Ended
	June 30,
	2015	2014
Contributions from member for additions to structures and displays	$62,634	$65,837
See accompanying notes to the unaudited financial statements.

I-85 ADVERTISING, LLC
(a Georgia Limited Liability Company)

Notes to Unaudited Financial Statements

For the Six Months Ended June 30, 2015
NOTE 1.  ORGANIZATION AND BACKGROUND

The accompanying unaudited financial statements have been prepared in connection with I-85 Advertising LLC's sale of outdoor advertising assets to Link Media Alabama, LLC ("LMA"), a wholly-owned subsidiary of Boston Omaha Corporation, and to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion by Boston Omaha Corporation in its current report on Form 8-K/A.

I-85 Advertising, LLC (the "Company") was organized on April 6, 2010.  The Company's operations include the ownership and leasing of billboards located in Georgia.  The Company began constructing billboards during 2013 and began its leasing operations on October 1, 2014.

The accompanying unaudited interim financial statements of I-85 Advertising, LLC have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2014 included elsewhere in this Form 8-K/A.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the interim financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the year ended December 31, 2014 included elsewhere in this Form 8-K/A have been omitted.

NOTE 2.  RELATED PARTIES

For the six months ended June 30, 2015, $20,400, which represents 78% of the Company's gross revenues, was generated from one advertiser, a partnership (The Partnership) that is related to the Company by common ownership.  Related party billboard rentals for the three months and six months ended June 30, 2015 were $10,200 and $20,400, respectively.  At June 30, 2015, amounts due from the Partnership for billboard advertising were $23,800 and advances to the Partnership were $10,000.

During the six months ended June 30, 2015, the Company leased land for its billboard locations from the Partnership.  Amounts due for ground rents as of June 30, 2015 were $5,451.  Ground rents for the three months and six months ended were $2,136 and $3,921, respectively.  Amounts due for ground rents as of June 30, 2015 were $5,451.

Due to the close relationship between one of the Company's members ("the Member") and the Partnership, accounts receivable, related party and receivable from related party have been presented as a reduction of members' equity.

During the six months ended June 30, 2015 and 2014, the Partnership, on behalf of the Member, advanced capital contributions of $65,446 and $65,837, respectively for the purchase and construction of the structures and displays.

I-85 ADVERTISING, LLC
(a Georgia Limited Liability Company)

Notes to Unaudited Financial Statements

For the Six Months Ended June 30, 2015

NOTE 3.  LIQUIDITY

For the six months ended June 30, 2015, seventy-eight percent (78%) of the Company's revenues were from the Partnership and most of the Company's expenses were paid by the Partnership.  (See Note 2.) Additionally, the Partnership, on behalf of its member, funded $42,634 for the completion of the structures and displays.

For the six months ended June 30, 2015, the Company generated sufficient cash from operations to advance $10,000 to an affiliate of its member.  Had the Company retained the cash, it would have had sufficient cash to pay its expenses for the six months ended June 30, 2015.

NOTE 4.  SUBSEQUENT EVENTS

On August 31, 2015, the Company sold its ten static displays and related personal property to Link Media Alabama, LLC for a gross sales price of $1,300,000.  Adjustments to the gross sales price were $5,100, resulting in a cash sales price of $1,294,900.  On that same day and in connection with the sale of the Company's outdoor advertising assets, the Partnership assigned its rights to its easement agreement to LMA.  (See Note 2.)  The easements are permanent easements which grant LMA the right to use real property not owned by the Company.  Such easements are perpetual and the ground lease was terminated.